Exhibit 10.2

SOUTH JERSEY INDUSTRIES, INC.

SCHEDULE OF OFFICER AGREEMENTS

Pursuant to Rule 12b-31, the following sets forth the material details which differ in the Officer Change in Control Agreements, the form of which is filed herewith as Exhibit 10.1.

Name	Capacities in Which Served	Effective Date of Agreement	Severance Multiple of Base Salary and Average Annual Bonus	Duration of Continued Medical Insurance

Edward J. Graham	Chairman, President and Chief Executive Officer, South Jersey Industries, Inc.	1/1/13	3X	3 years

Jeffrey E. DuBois	Senior Vice President, South Jersey Industries, Inc.; President, South Jersey Gas Company	1/1/13	2X	2 years

David A. Kindlick	Senior Vice President and Chief Financial Officer, South Jersey Industries, Inc.	1/1/13	2X	2 years

Michael J. Renna	Senior Vice President, South Jersey Industries, Inc.; President, South Jersey Energy Solutions, LLC	1/1/13	2X	2 years

Kevin D. Patrick	Vice President, South Jersey Industries, Inc.	1/1/13	2X	2 years